SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014 (April 11, 2014)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 State Route 10
Whippany, NJ 07981
 (Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Common Stock:

On April 11, 2014, the Company issued 2,604,167 shares of restricted common stock to Premier Venture Partners, LLC (“Premier”) representing the initial shares to be issued on the Equity Purchase Agreement between the Company and Premier.  These shares are subject to the Registration Rights Agreement between the Company and Premier and are part of the shares sought to be registered under the Form S-1 filed with the Securities and Exchange Commission on May 14, 2014.

Item 5.02  Departure of Directors or certain Officers.

On May 21, 2014, Pazoo received a copy of the resignation letter from Gregory C. Jung indicating his intention to resign his position of Chief Financial Officer and from the Board of Directors effective May 31, 2014. Mr. Jung has served as a Board member since November 16, 2010. Mr. Jung has advised Pazoo that his decision to resign was based on his conclusion that, with the recent refinancing transactions and the Company heading into more stable financial footing, his role on the board is complete and that he believed it was time for Pazoo to transition his seat to an appointee with industry expertise who can assist the Company in its next phase of growth. He further indicated he has no disagreements with the Board or management on any matter relating to the Company's operations, policies or practices.  The Board of Directors accepted the resignation of Mr. Jung and wished him well.  The Board of Directors appointed Ben Hoehn as acting Chief Financial Officer and is currently seeking a permanent replacement.

Item 7.01  Regulation FD Disclosure.

On April 10, 2014, the Company announced in a press release (Pazoo, Inc. Signs Definitive Agreement and Pays Additional $50,000 to Acquire a 40% Interest in MA & Associates, LLC, a Company Formed to Be a Medical Marijuana Testing Laboratory in the State of Nevada)that the Company finalized all of the terms to acquire a minority interest in MA & Associates, LLC and that binding definitive agreements were entered into.  A copy of the press release is attached hereto as Exhibit 99.01.  On April 16, 2014 the Company announced in a press release (Pazoo, Inc. Partner MA & Associates, LLC Secures Location in Las Vegas and Forms DAP & Associates, LLC as a Wholly Owned Subsidiary to Set Up and Operate a Medical Marijuana Testing Facility for Reno, Nevada Market) that MA & Associates was moving forward with implementing its business plan to operate a medical marijuana testing facility in the State of Nevada.  A copy of the press release is attached hereto as Exhibit 99.02.  On April 24, 2014, the Company announced in a press release (Daily Revenue Increases 100% in Just the Past Two Weeks on

WWW.PAZOO.COM) that Pazoo was experiencing significant increases in its advertising revenues.  A copy of the press release is attached hereto as Exhibit 99.03.  On April 29, 2014, the Company announced in a press release (A Record Number of Daily Visitors Come to Pazoo.com Reaching a Monthly Run Rate of 3,000,000 for the First Time) that due to all of the hard work of the Company that visitors to www.pazoo.com was reaching a record number of visitors which should translate to increased advertising revenue.  A copy of the press release is attached hereto as Exhibit 99.04.  On May 1, 2014, the Company announced in a press release (Daily Revenue Surges 300% in Just the Past Three Weeks on www.pazoo.com) that the daily advertising revenue of the  Company was dramatically increasing, a trend which was expected to continue.  A copy of the press release is attached hereto as Exhibit 99.05.  On May 7, 2014, the Company announced in a press release (Daily Visitor Rate Accelerates, Jumping Another 50% on Pazoo.com Topping a Monthly Run Rate of 4,500,000 for the First Time) the daily visitors to the Company’s website continued to increase at record levels.   A copy of the press release is attached hereto as Exhibit 99.06.  On May 14, 2014, the Company announced in a press release (Pazoo CEO Appears on Crowdfund Television Co-Hosted by Original "Shark Tank" Shark, Kevin Harrington and Don Baillargeon of Money TV) that the Company’s CEO, David Cunic appeared on Crowdfund Television to talk about the exciting things in store for Pazoo and the opportunity for investors to purchase convertible notes under Rule 506(c) or Regulation D. That offering has since been withdrawn by the Company.  A copy of the press release is attached hereto as Exhibit 99.07.  On May 20, 2014, the Company announced in a press release (Traffic Surges to All Time Record of More Than 200,000 Visitors in One Day on WWW.PAZOO.COM) that the traffic to the Company’s website continued to surge  A copy of the press release is attached hereto as Exhibit 99.08.    On May 23, 2014, the Company announced in a press release (Pazoo, Inc. Makes Next Installment of $66,000 to MA & Associates, LLC, a Company Formed to Set Up and Be a Medical Marijuana Testing Laboratory in the State of Nevada) that the Company continued to move forward with its acquisition of a minority interest in MA & Associates, LLC and in fact paid the next installment due under the Membership Interest Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.09.     On May 29, 2014, the Company announced in a press release (Pazoo Power T-Shirts Now Available on WWW.PAZOO.COM) that the Company expanded its product offerings to include two new T-shirts.  A copy of the press release is attached hereto as Exhibit 99.10.      On June 3, 2014, the Company announced in a press release (Pazoo Will Publish "CANNABIS AUTHORITY", Its First Issue of a Medical Marijuana Online Magazine) that the Company planned to publish an informative news letter on the pros and cons of medical marijuana use and that it would not take a position to advocate or discourage its use.  A copy of the press release is attached hereto as Exhibit 99.11.   On June 12, 2014, the Company announced in a press release (Pazoo Launches "CANNABIS AUTHORITY", Its First Issue of a

Medical Marijuana Online Magazine) that it published its first issue of it on-line magazine regarding medial marijuana use and that more cutting edge publications would soon follow.  A copy of the press release is attached hereto as Exhibit 99.12.  On June 17, 2014, the Company announced in a press release (Traffic Surges to All Time Record of More Than 3.8 Million Visitors in the Month of May on WWW.PAZOO.COM) that the traffic on www.pazoo.com continued to surge.  A copy of the press release is attached hereto as Exhibit 99.13.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 through 99.13 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Press Release dated April 10, 2014.
	99.02	Press Release dated April 16, 2014.
	99.03	Press Release dated April 24, 2014.
	99.04	Press Release dated April 29, 2014.
	99.05	Press Release dated May 1, 2014.
	99.06	Press Release dated May 7, 2014.
	99.07	Press Release dated May 14, 2014.
	99.08	Press Release dated May 20, 2014.
	99.09	Press Release dated May 23, 2014.
	99.10	Press Release dated May 29, 2014.
	99.11	Press Release dated June 3, 2014.
	99.12	Press Release dated June 12, 2014.
	99.13	Press Release dated June 17, 2014.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2014	PAZOO, INC. (Registrant)

	By:	/s/ David M. Cunic
David M. Cunic/ CEO